Exhibit 99.1

Broadcom Limited Announces Fourth Quarter and

Fiscal Year 2016 Financial Results and Interim Dividend

•	Quarterly interim dividend doubled to $1.02 per share from the prior quarter

•	Quarterly GAAP gross margin of 52.5 percent; Quarterly non-GAAP gross margin from continuing operations of 60.8 percent

•	Quarterly GAAP diluted loss per share of $1.59; Quarterly non-GAAP diluted earnings per share from continuing operations of $3.47

SAN JOSE, Calif., and SINGAPORE – December 8, 2016 – Broadcom Limited (Nasdaq: AVGO), a leading semiconductor device supplier to the wired, wireless, enterprise storage, and industrial end markets, today reported financial results for the fourth fiscal quarter and fiscal year ended October 30, 2016, and provided guidance for the first quarter of its fiscal year 2017.

Basis Of Presentation

Broadcom Limited is the successor to Avago Technologies Limited (“Avago”). Following Avago’s acquisition of Broadcom Corporation (“BRCM”) on February 1, 2016 (the “Acquisition”), Broadcom Limited became the ultimate parent company of Avago and BRCM. Financial results for the fiscal periods prior to the Acquisition relate solely to the Company’s predecessor, Avago. Unless the context otherwise requires, references in this press release to “Broadcom,” “the Company,” “we,” “our,” “us” and similar terms are to Broadcom Limited from and after the effective time of the Acquisition and, prior to that time, to its predecessor, Avago. The financial results from businesses that have been classified as discontinued operations in the Company’s financial statements are not included in the results presented below, unless otherwise stated.

Fourth Quarter Fiscal Year 2016 GAAP Results

Net revenue was $4,136 million, an increase of 9 percent from $3,792 million in the previous quarter and an increase of 125 percent from $1,840 million in the same quarter last year.

Gross margin was $2,171 million, or 52.5 percent of net revenue. This compares with gross margin of $1,782 million, or 47.0 percent of net revenue, in the prior quarter, and gross margin of $997 million, or 54.2 percent of net revenue, in the same quarter last year.

Operating expenses were $1,790 million. This compares with $2,046 million in the prior quarter and $483 million for the same quarter last year.

Operating income was $381 million, or 9 percent of net revenue. This compares with operating loss of $264 million, or 7 percent of net revenue, in the prior quarter, and operating income of $514 million, or 28 percent of net revenue, in the same quarter last year.

Net loss, which includes the impact of discontinued operations, was $668 million, or $1.59 per diluted share. This compares with net loss of $315 million, or $0.75 per diluted share, for the prior quarter, and net income of $429 million, or $1.49 per diluted share, in the same quarter last year.

Net loss attributable to ordinary shares was $632 million. Net loss attributable to the noncontrolling interest (restricted exchangeable limited partnership units (“REUs”)) in the Company’s subsidiary, Broadcom Cayman L.P. (the “Partnership”), was $36 million.

Fourth Quarter Fiscal Year 2016 GAAP Results				Change
(Dollars in millions, except per share data)	Q4 16	Q3 16	Q4 15	Q/Q		Y/Y
Net revenue	$4,136	$3,792	$1,840		+9%		+125%
Gross margin	52.5%	47.0%	54.2%		+550bps		-170bps
Operating expenses	$1,790	$2,046	$483	-$	256	+$	1,307
Net income (loss)	$(668)	$(315)	$429	-$	353	-$	1,097
Net loss attributable to noncontrolling interest	$(36)	$(17)	$—	-$	19	-$	36
Net income (loss) attributable to ordinary shares	$(632)	$(298)	$429	-$	334	-$	1,061
Earnings (loss) per share - diluted	$(1.59)	$(0.75)	$1.49	-$	0.84	-$	3.08

The Company’s cash balance at the end of the fourth fiscal quarter was $3,097 million, compared to $1,961 million at the end of the prior quarter.

During the fourth quarter, the Company generated $1,352 million in cash from operations and received $200 million in net cash proceeds from the completion of divestitures. In the fourth quarter, the Company spent $193 million on capital expenditures.

On September 30, 2016, the Company paid a cash dividend of $0.51 per ordinary share, totaling $202 million. On the same date, the Partnership, of which the Company is the General Partner, paid holders of REUs a corresponding distribution of $0.51 per REU, totaling $11 million.

Fourth Quarter Fiscal Year 2016 Non-GAAP Results From Continuing Operations

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below, and presented in detail in the financial reconciliation tables attached to this release.

Net revenue from continuing operations was $4,146 million, an increase of 9 percent from $3,802 million in the previous quarter, and an increase of 124 percent from $1,853 million in the same quarter last year.

Gross margin from continuing operations was $2,522 million, or 60.8 percent of net revenue. This compares with gross margin of $2,297 million, or 60.4 percent of net revenue, in the prior quarter, and gross margin of $1,149 million, or 62.0 percent of net revenue, in the same quarter last year.

Operating income from continuing operations was $1,719 million, or 41 percent of net revenue. This compares with operating income from continuing operations of $1,489 million, or 39 percent of net revenue, in the prior quarter, and $811 million, or 44 percent of net revenue, in the same quarter last year.

Net income from continuing operations was $1,549 million, or $3.47 per diluted share. This compares with net income of $1,293 million, or $2.89 per diluted share last quarter, and net income of $737 million, or $2.51 per diluted share, in the same quarter last year.

Fourth Quarter Fiscal Year 2016 Non-GAAP Results				Change
(Dollars in millions, except per share data)	Q4 16	Q3 16	Q4 15	Q/Q		Y/Y
Net revenue	$4,146	$3,802	$1,853		+9%		+124%
Gross margin	60.8%	60.4%	62.0%		+40bps		-120bps
Operating expenses	$803	$808	$338	-$	5	+$	465
Net income	$1,549	$1,293	$737	+$	256	+$	812
Earnings per share - diluted	$3.47	$2.89	$2.51	+$	0.58	+$	0.96

“Fiscal 2016 was clearly transformative for our company with the acquisition of Broadcom Corporation. We finished the year on a very strong note, delivering a record level of revenue with 9 percent sequential revenue growth in the fourth quarter” said Hock Tan, President and CEO of Broadcom Limited. “Reflecting the operating leverage from our larger scale and improved profitability, we announced today a doubling of our dividend.”

Other Quarterly Data

							Growth Rates
	Q4 16		Q3 16		Q4 15		Q/Q	Y/Y
Net revenue by segment:
Wired infrastructure	$2,074	50%	$2,062	54%	$378	20%	1%	449%
Wireless communications	1,346	32	1,008	27	680	37	34%	98%
Enterprise storage	561	14	527	14	639	35	6%	-12%
Industrial & other	155	4	195	5	143	8	-21%	8%

Total net revenue	$4,136	100%	$3,792	100%	$1,840	100%

							Growth Rates
	Q4 16		Q3 16		Q4 15		Q/Q	Y/Y
Non-GAAP net revenue by segment:
Wired infrastructure (1)	$2,077	50%	$2,065	54%	$378	20%	1%	449%
Wireless communications	1,346	32	1,008	27	680	37	34%	98%
Enterprise storage	561	14	527	14	639	35	6%	-12%
Industrial & other (1)	162	4	202	5	156	8	-20%	4%

Total non-GAAP net revenue	$4,146	100%	$3,802	100%	$1,853	100%

(1)	Non-GAAP data include the effect of acquisition-related purchase accounting adjustments relating to licensing revenue.

Key Statistics (Dollars in millions)	Q4 16	Q3 16	Q4 15
Cash from operations	$1,352	$963	$582
Depreciation	$118	$117	$58
Amortization of acquisition-related intangible assets	$580	$939	$192
Capital expenditures	$193	$232	$106
Days sales outstanding (“DSO”)	48	52	50
Inventory days on hand (“DOH”)	74	66	67
Non-GAAP DSO	48	52	50
Non-GAAP Inventory DOH	78	74	68

Fiscal Year 2016 Financial Results From Continuing Operations

Net revenue from continuing operations was $13,240 million, an increase of 94 percent from $6,824 million in the prior year. Gross margin was $5,940 million, or 44.9 percent of net revenue, versus $3,553 million, or 52.1 percent of net revenue, in fiscal year 2015. Operating loss was $409 million compared with operating income of $1,632 million in the prior year. Net loss, which includes the impact from discontinued operations, was $1,861 million, or $4.86 per diluted share. This compares with net income of $1,364 million, or $4.85 per diluted share, in fiscal year 2015. Net loss attributable to ordinary shares was $1,739 million in fiscal year 2016. Net loss attributable to the noncontrolling interest REUs in the Partnership was $122 million.

Fiscal Year 2016 GAAP Results (Dollars in millions, except per share data)	2016	2015	Change Y/Y
Net revenue	$13,240	$6,824		+94%
Gross margin	44.9%	52.1%		-720bps
Operating expenses	$6,349	$1,921	+$	4,428
Net income (loss)	$(1,861)	$1,364	-$	3,225
Net loss attributable to noncontrolling interest	$(122)	$—	-$	122
Net income (loss) attributable to ordinary shares	$(1,739)	$1,364	-$	3,103
Earnings (loss) per share - diluted	$(4.86)	$4.85	-$	9.71

Non-GAAP net revenue from continuing operations was $13,292 million, an increase of 92 percent from $6,905 million in the prior year. Non-GAAP gross margin was $8,046 million, or 60.5 percent of net revenue, versus $4,184 million, or 60.6 percent of net revenue, in fiscal year 2015. Non-GAAP operating income from continuing operations was $5,320 million. This compares with $2,926 million in the prior year. Non-GAAP net income was $4,672 million, or $11.45 per diluted share. This compares with non-GAAP net income of $2,613 million, or $8.98 per diluted share, in fiscal year 2015.

Fiscal Year 2016 Non-GAAP Results (Dollars in millions, except per share data)	2016	2015	Change Y/Y
Net revenue	$13,292	$6,905		+92%
Gross margin	60.5%	60.6%		-10bps
Operating expenses	$2,726	$1,258	+$	1,468
Net income	$4,672	$2,613	+$	2,059
Earnings per share - diluted	$11.45	$8.98	+$	2.47

First Quarter Fiscal Year 2017 Business Outlook

Based on current business trends and conditions, the outlook for continuing operations for the first quarter of fiscal year 2017, ending January 29, 2017, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Net revenue	$4,065M +/- $75M	$10M	$4,075M +/- $75M
Gross margin	47.0% +/- 1%	$588M	61.5% +/- 1%
Operating expenses	$1,473M	$688M	$785M
Interest expense and other	$101M	—	$101M
Provision for income taxes	$113M	$40M	$73M
Diluted share count	437M	9M	446M

•	Non-GAAP net revenue includes $10 million of licensing revenue not included in GAAP revenue, as a result of the effects of purchase accounting for acquisitions;

•	Non-GAAP gross margin includes the effects of $10 million of licensing revenue, and excludes the effects of $558 million of amortization of intangible assets, $14 million of share-based compensation expense, and $6 million of restructuring charges;

•	Non-GAAP operating expenses exclude $441 million of amortization of intangible assets, $196 million of share-based compensation expense, $30 million of acquisition-related costs, and $21 million of restructuring charges;

•	Non-GAAP tax provision excludes $40 million of tax provision representing the tax effects of the projected reconciling items noted above; and

•	Non-GAAP diluted share count excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the Company’s financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

Capital expenditures for the first fiscal quarter are expected to be approximately $330 million. For the first fiscal quarter, depreciation is expected to be $116 million and amortization is expected to be approximately $999 million. Cash taxes expected to be paid during fiscal year 2017 are approximately $400 million.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. Among other things, this guidance is based on an initial estimate of purchase accounting adjustments and allocations, all of which are subject to revision. The guidance also excludes the impact of any additional mergers, acquisitions and divestiture activity that may occur during the quarter. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Broadcom will be meeting with investors on January 4-6, 2017, at the 2017 International CES and presenting at the J.P. Morgan 15th Annual Tech Forum at the 2017 International CES on January 5, 2017 and the Citi 2017 Internet, Media and Telecommunication Conference in Las Vegas on January 5, 2017.

Interim Dividend

The Company’s Board of Directors has approved a quarterly, interim cash dividend of $1.02 per ordinary share. A corresponding distribution will also be paid by the Partnership, of which the Company is the General Partner, to holders of REUs, in the amount of $1.02 per REU.

The dividend and the distribution are both payable on December 30, 2016 to shareholders or unitholders of record, as applicable, at the close of business (5:00 p.m.) Eastern Time on December 16, 2016.

Financial Results Conference Call

Broadcom Limited will host a conference call to review its financial results for the fourth quarter and fiscal year 2016, ended October 30, 2016, and to provide guidance for the first quarter of fiscal year 2017, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (866) 310-8712; International +1 (720) 634-2946. The passcode is 12782522. A replay of the call will be accessible for one week after the call. To access the replay dial (855) 859-2056; International +1 (404) 537-3406; and reference the passcode: 12782522. A webcast of the conference call will also be available in the “Investors” section of Broadcom’s website at www.broadcom.com.

Non-GAAP Financial Measures

In addition to GAAP reporting, Broadcom provides investors with net revenue, net income, operating income, gross margin, operating expenses and other data on a non-GAAP basis. This non-GAAP information includes the effect, where applicable, of purchase accounting on revenues, and excludes amortization of intangible assets, share-based compensation expense, restructuring, impairment and disposal charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory, gain (loss) on extinguishment of debt, income (loss) from discontinued operations and income tax effects of non-GAAP reconciling adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. However, internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The presentation of these and other similar items in Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Broadcom believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Broadcom Limited

Broadcom Limited (NASDAQ: AVGO) is a leading designer, developer and global supplier of a broad range of digital and analog semiconductor connectivity solutions. Broadcom Limited’s extensive product portfolio serves four primary end markets: wired infrastructure, wireless communications, enterprise storage and industrial & other. Applications for our products in these end markets include: data center networking, home connectivity, set-top box, broadband access, telecommunications equipment, smartphones and base stations, data center servers and storage, factory automation, power generation and alternative energy systems, and electronic displays.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) the expected benefits of acquisitions, (ii) our plans, objectives and intentions with respect to future operations and products, (iii) our competitive position and opportunities, (iv) the impact of acquisitions on the market for our products, (v) other statements identified by words such as “will”, “expect”, “intends”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include any risks associated with our recent acquisition of Broadcom Corporation and other acquisitions we may make, such as delays, challenges and expenses associated with integrating acquired companies with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected from such acquisitions, including our pending acquisition of Brocade Communications Systems, Inc.; loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturers and outsourced supply chain; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our significant indebtedness, including the need to generate sufficient cash flows to service and repay such debt; our ability to improve our manufacturing efficiency and quality; increased dependence on a small number of markets; quarterly and annual fluctuations in operating results; cyclicality in the semiconductor industry or in our target markets; global economic conditions and concerns; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of those design wins; rates of growth in our target markets; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; dependence on and risks associated with distributors of our products; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

Our filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Contacts:

Broadcom Limited

Ashish Saran

Investor Relations

+1 408 433 8000

investor.relations@broadcom.com

BROADCOM LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Fiscal Year Ended
	October 30, 2016	July 31, 2016	November 1, 2015	October 30, 2016	November 1, 2015

Net revenue	$4,136	$3,792	$1,840	$13,240	$6,824
Cost of products sold:
Cost of products sold	1,639	1,520	712	5,295	2,750
Purchase accounting effect on inventory	86	271	—	1,185	30
Amortization of acquisition-related intangible assets	224	211	129	763	484
Restructuring charges	16	8	2	57	7

Total cost of products sold	1,965	2,010	843	7,300	3,271

Gross margin	2,171	1,782	997	5,940	3,553
Research and development	806	814	287	2,674	1,049
Selling, general and administrative	224	230	118	806	486
Amortization of acquisition-related intangible assets	356	728	63	1,873	249
Restructuring, impairment and disposal charges	404	274	15	996	137

Total operating expenses	1,790	2,046	483	6,349	1,921

Operating income (loss)	381	(264)	514	(409)	1,632
Interest expense	(106)	(139)	(41)	(585)	(191)
Loss on debt extinguishment	(49)	(21)	—	(123)	(10)
Other income, net	9	4	12	10	36

Income (loss) from continuing operations before income taxes	235	(420)	485	(1,107)	1,467
Provision for (benefit from) income taxes	841	(117)	15	642	76

Income (loss) from continuing operations	(606)	(303)	470	(1,749)	1,391
Loss from discontinued operations, net of income taxes	(62)	(12)	(41)	(112)	(27)

Net income (loss)	(668)	(315)	429	(1,861)	1,364
Net loss attributable to noncontrolling interest	(36)	(17)	—	(122)	—

Net income (loss) attributable to ordinary shares	$(632)	$(298)	$429	$(1,739)	$1,364

Basic income (loss) per share (1):
Income (loss) per share from continuing operations	$(1.44)	$(0.72)	$1.70	$(4.46)	$5.27
Loss per share from discontinued operations, net of income taxes	(0.15)	(0.03)	(0.15)	(0.29)	(0.10)

Net income (loss) per share	$(1.59)	$(0.75)	$1.55	$(4.75)	$5.17

Diluted income (loss) per share (2):
Income (loss) per share from continuing operations	$(1.44)	$(0.72)	$1.64	$(4.57)	$4.95
Loss per share from discontinued operations, net of income taxes	(0.15)	(0.03)	(0.15)	(0.29)	(0.10)

Net income (loss) per share	$(1.59)	$(0.75)	$1.49	$(4.86)	$4.85

Shares used in per share calculations:
Basic	398	396	276	366	264
Diluted	421	419	287	383	281

Share-based compensation expense included in continuing operations:
Cost of products sold	$14	$15	$7	$48	$26
Research and development	136	144	30	430	107
Selling, general and administrative	58	54	26	186	99

Total share-based compensation expense	$208	$213	$63	$664	$232

(1)	For the fiscal quarters ended October 30, 2016 and July 31, 2016 and the fiscal year ended October 30, 2016, basic loss per share numerators are reduced by the amount of net loss attributable to noncontrolling interest, which is approximately 5.4% of net loss for each of the fiscal quarters ended October 30, 2016 and July 31, 2016. Net loss attributable to noncontrolling interest for the fiscal year ended October 30, 2016 is an accumulation of net loss attributable to noncontrolling interest since February 1, 2016. The noncontrolling interest is related to the restricted exchangeable partnership units of Broadcom Cayman L.P. (“Partnership REUs”), of which Broadcom Limited is the General Partner.
(2)	For the fiscal quarters ended October 30, 2016 and July 31, 2016 and the fiscal year ended October 30, 2016, diluted loss per share numerators and denominators include the impact of the noncontrolling interest, which assumes conversion of Partnership REUs to Broadcom ordinary shares. The diluted loss per share calculations include 23 million Partnership REUs for each of the fiscal quarters ended October 30, 2016 and July 31, 2016, respectively, and include 17 million Partnership REUs for the fiscal year ended October 30, 2016, representing an assumed conversion of 100% of the Partnership REUs under the “if converted” method.

BROADCOM LIMITED

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP - UNAUDITED

(IN MILLIONS, EXCEPT DAYS)

	Fiscal Quarter Ended			Fiscal Year Ended
	October 30, 2016	July 31, 2016	November 1, 2015	October 30, 2016	November 1, 2015

Net revenue on GAAP basis	$4,136	$3,792	$1,840	$13,240	$6,824
Acquisition-related purchase accounting revenue adjustment (1)	10	10	13	52	81

Net revenue on non-GAAP basis	$4,146	$3,802	$1,853	$13,292	$6,905

Gross margin on GAAP basis	$2,171	$1,782	$997	$5,940	$3,553
Acquisition-related purchase accounting revenue adjustment (1)	10	10	13	52	81
Purchase accounting effect on inventory	86	271	—	1,185	30
Amortization of acquisition-related intangible assets	224	211	129	763	484
Share-based compensation expense	14	15	7	48	26
Restructuring charges	16	8	2	57	7
Acquisition-related costs	1	—	1	1	3

Gross margin on non-GAAP basis	$2,522	$2,297	$1,149	$8,046	$4,184

Research and development on GAAP basis	$806	$814	$287	$2,674	$1,049
Share-based compensation expense	136	144	30	430	107
Acquisition-related costs	4	3	—	10	9

Research and development on non-GAAP basis	$666	$667	$257	$2,234	$933

Selling, general and administrative expense on GAAP basis	$224	$230	$118	$806	$486
Share-based compensation expense	58	54	26	186	99
Acquisition-related costs	29	35	11	128	62

Selling, general and administrative expense on non-GAAP basis	$137	$141	$81	$492	$325

Total operating expenses on GAAP basis	$1,790	$2,046	$483	$6,349	$1,921
Amortization of acquisition-related intangible assets	356	728	63	1,873	249
Share-based compensation expense	194	198	56	616	206
Restructuring, impairment and disposal charges	404	274	15	996	137
Acquisition-related costs	33	38	11	138	71

Total operating expenses on non-GAAP basis	$803	$808	$338	$2,726	$1,258

Operating income (loss) on GAAP basis	$381	$(264)	$514	$(409)	$1,632
Acquisition-related purchase accounting revenue adjustment (1)	10	10	13	52	81
Purchase accounting effect on inventory	86	271	—	1,185	30
Amortization of acquisition-related intangible assets	580	939	192	2,636	733
Share-based compensation expense	208	213	63	664	232
Restructuring, impairment and disposal charges	420	282	17	1,053	144
Acquisition-related costs	34	38	12	139	74

Operating income on non-GAAP basis	$1,719	$1,489	$811	$5,320	$2,926

Interest expense on GAAP basis	$(106)	$(139)	$(41)	$(585)	$(191)
Acquisition-related costs	—	—	—	149	—

Interest expense on non-GAAP basis	$(106)	$(139)	$(41)	$(436)	$(191)

Other income, net on GAAP basis	$9	$4	$12	$10	$36
Other	—	—	(2)	—	(2)

Other income, net on non-GAAP basis	$9	$4	$10	$10	$34

Income (loss) from continuing operations before income taxes on GAAP basis	$235	$(420)	$485	$(1,107)	$1,467
Acquisition-related purchase accounting revenue adjustment (1)	10	10	13	52	81
Purchase accounting effect on inventory	86	271	—	1,185	30
Amortization of acquisition-related intangible assets	580	939	192	2,636	733
Share-based compensation expense	208	213	63	664	232
Restructuring, impairment and disposal charges	420	282	17	1,053	144
Acquisition-related costs	34	38	12	288	74
Loss on debt extinguishment	49	21	—	123	10
Other	—	—	(2)	—	(2)

Income before income taxes on non-GAAP basis	$1,622	$1,354	$780	$4,894	$2,769

Provision for (benefit from) income taxes on GAAP basis	$841	$(117)	$15	$642	$76
Income tax effects of non-GAAP reconciling adjustments	(768)	178	28	(420)	80

Provision for income taxes on non-GAAP basis	$73	$61	$43	$222	$156

Net income (loss) on GAAP basis	$(668)	$(315)	$429	$(1,861)	$1,364
Acquisition-related purchase accounting revenue adjustment (1)	10	10	13	52	81
Purchase accounting effect on inventory	86	271	—	1,185	30
Amortization of acquisition-related intangible assets	580	939	192	2,636	733
Share-based compensation expense	208	213	63	664	232
Restructuring, impairment and disposal charges	420	282	17	1,053	144
Acquisition-related costs	34	38	12	288	74
Loss on debt extinguishment	49	21	—	123	10
Other	—	—	(2)	—	(2)
Income tax effects of non-GAAP reconciling adjustments	768	(178)	(28)	420	(80)
Discontinued operations, net of income taxes	62	12	41	112	27

Net income on non-GAAP basis	$1,549	$1,293	$737	$4,672	$2,613

Shares used in per share calculation - diluted on GAAP basis	421	419	287	383	281
Non-GAAP adjustment	26	28	7	25	10

Shares used in per share calculation - diluted on non-GAAP basis(2)	447	447	294	408	291

Inventory Days on Hand on GAAP basis	74	66	67
Non-GAAP adjustment	4	8	1

Inventory Days on Hand on non-GAAP basis(3)	78	74	68

(1)	Amounts represent licensing revenue not included in GAAP net revenue as a result of the effect of purchase accounting for acquisitions.
(2)	The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.
(3)	Inventory days on hand on a non-GAAP basis excludes the impact of purchase accounting on inventory, amortization of intangible assets, share-based compensation expense, restructuring charges and acquisition-related costs.

BROADCOM LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	October 30, 2016	November 1, 2015 (1)

ASSETS

Current assets:
Cash and cash equivalents	$3,097	$1,822
Trade accounts receivable, net	2,181	1,019
Inventory	1,400	524
Other current assets	447	394

Total current assets	7,125	3,759

Long-term assets:
Property, plant and equipment, net	2,509	1,460
Goodwill	24,732	1,674
Intangible assets, net	15,068	3,277
Other long-term assets	532	345

Total assets	$49,966	$10,515

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,261	$617
Employee compensation and benefits	517	250
Current portion of long-term debt	454	46
Other current liabilities	846	206

Total current liabilities	3,078	1,119

Long-term liabilities:
Long-term debt	13,188	3,826
Pension and post-retirement benefit obligations	531	475
Other long-term liabilities	11,293	381

Total liabilities	28,090	5,801

Shareholders’ equity:
Ordinary shares	19,241	2,547
Retained earnings (accumulated deficit)	(215)	2,240
Accumulated other comprehensive loss	(134)	(73)

Total Broadcom Limited shareholders’ equity	18,892	4,714
Noncontrolling interest	2,984	—

Total shareholders’ equity	21,876	4,714

Total liabilities and shareholders’ equity	$49,966	$10,515

(1)	Amounts as of November 1, 2015 have been derived from audited financial statements as of that date.

BROADCOM LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Fiscal Year Ended
	October 30, 2016	July 31, 2016	November 1, 2015	October 30, 2016	November 1, 2015
Cash flows from operating activities:
Net income (loss)	$(668)	$(315)	$429	$(1,861)	$1,364
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	700	1,058	250	3,042	962
Share-based compensation	205	219	63	679	232
Excess tax benefits from share-based compensation	(21)	(10)	(23)	(89)	(125)
Non-cash restructuring, impairment and disposal charges	394	224	2	662	77
Non-cash portion of debt extinguishment loss, net	49	21	—	100	10
Deferred taxes	718	(181)	(185)	365	(220)
Amortization of debt issuance costs and accretion of debt discount	9	10	4	36	22
Other	4	(36)	36	(6)	32
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	—	(322)	(209)	(491)	(187)
Inventory	(92)	168	(1)	996	62
Accounts payable	94	156	81	33	29
Employee compensation and benefits	93	121	20	163	8
Other current assets and current liabilities	(60)	(124)	37	(98)	12
Other long-term assets and long-term liabilities	(73)	(26)	78	(120)	40

Net cash provided by operating activities	1,352	963	582	3,411	2,318

Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	—	(20)	—	(10,055)	(394)
Proceeds from sales of businesses	200	630	—	898	650
Purchases of property, plant and equipment	(193)	(232)	(106)	(723)	(593)
Proceeds from disposals of property, plant and equipment	—	5	47	5	110
Purchases of investments	—	—	(5)	(58)	(14)
Proceeds from sales and maturities of investments	15	57	—	104	—
Other	4	(14)	—	(11)	—

Net cash provided by (used in) investing activities	26	426	(64)	(9,840)	(241)

Cash flows from financing activities:
Proceeds from term loan borrowings	3,584	—	—	19,510	—
Debt repayments	(3,697)	(1,306)	(12)	(9,842)	(1,639)
Payments of assumed debt	—	—	—	(1,475)	(178)
Debt issuance costs	(15)	—	—	(123)	—
Dividend payments	(213)	(211)	(116)	(750)	(408)
Issuance of ordinary shares	78	38	55	295	241
Excess tax benefits from share-based compensation	21	10	23	89	125

Net cash provided by (used in) financing activities	(242)	(1,469)	(50)	7,704	(1,859)

Net change in cash and cash equivalents	1,136	(80)	468	1,275	218
Cash and cash equivalents at the beginning of period	1,961	2,041	1,354	1,822	1,604

Cash and cash equivalents at end of period	$3,097	$1,961	$1,822	$3,097	$1,822